EXHIBIT 3.6

SEE RESTRICTIVE LEGENDS ON REVERSE SIDE
INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

SERIES A CONVERTIBLE PREFERRED STOCK NUMBER	SERIES A CONVERTIBLE PREFERRED STOCK SHARES

HEI, INC.

THIS CERTIFIES THAT

IS THE OWNER AND REGISTERED HOLDER OF

     SHARES OF FULLY PAID AND NONASSESSABLE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK OF

HEI, INC., OF $.05 PAR VALUE PER SHARE

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

     IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION

DATED:

CHIEF FINANCIAL OFFICER	CHIEF EXECUTIVE OFFICER

BY

         AUTHORIZED SIGNATURE

These shares have been purchased for investment within the meaning of the Securities Act of 1933 as amended (“Act”) and applicable state securities laws, and they may not be sold, offered for sale, pledged, or otherwise transferred without an effective registration statement under the Act and applicable state securities laws or an opinion of counsel satisfactory to the company to the effect that the proposed transaction will be exempt from registration.

The Corporation will furnish without charge to each shareholder upon request a full statement of (1) the designations, preferences, limitations, and relative rights of the shares of each class or series of stock authorized to be issued by the Corporation, so far as they have been determined, and (2) the authority of the board of directors to fix and determine the relative rights and preferences of subsequent classes or series of stock.

This certificate and the shares of stock represented hereby are subject to, and may be transferred only in accordance with, the terms of a Stock Purchase Agreement dated as of May 9, 2005. A copy of said Agreement is available for inspection at the registered office of the Corporation.

FOR VALUE RECEIVED ______________ hereby sell, assign and transfer unto ______________________________ _____________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________ Attorney to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.
Dated _____________________, 20___ _____________________

IN PRESENCE OF _________________________________________

NOTICE:       THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.